Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Multifamily Technology Solutions, Inc. (d/b/a MyNewPlace)
San Francisco, California
We have audited the accompanying consolidated balance sheets of Multifamily Technology Solutions, Inc. and subsidiaries (d/b/a MyNewPlace) (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses, negative cash flows from operations and noncompliance with debt covenants raise substantial doubt about their ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Deloitte & Touche LLP
San Francisco, California
August 16, 2011

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Consolidated Balance Sheets
As of December 31, 2010 and 2009
(In thousands, except shares and par value information)

	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$5,466	$2,184
Restricted cash	—	500
Accounts receivable — net of allowances of $1,460 and $775 as of December 31, 2010 and 2009, respectively	2,531	2,421
Prepaid expenses and other assets	301	336

Total current assets	8,298	5,441
Property, equipment, and software, net	1,177	499
Other assets	—	73

Total assets	$9,475	$6,013

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$450	$580
Accrued expenses and other liabilities	778	522
Convertible preferred stock warrant liability	59	46
Line of credit	1,212	1,220
Debt	1,341	638

Total current liabilities	3,840	3,006
Long-term portion of deferred rent	—	10
Long-term debt	—	1,327

Total liabilities	3,840	4,343
Commitments and contingencies (Note 5)
Stockholders’ equity:
Convertible preferred stock, Series A, $0.0001 par value — authorized, 8,000,000 shares; issued and outstanding 8,000,000	7,914	7,914
Convertible preferred stock, Series B, $0.0001 par value — authorized, 7,500,000 shares; issued and outstanding, 6,857,145	11,952	11,952
Convertible preferred stock, Series B-1, $0.0001 par value — authorized, 1,500,000 shares; issued and outstanding, 1,396,180 and 1,191,405 as of December 31, 2010 and 2009, respectively	3,552	3,528
Convertible preferred stock, Series B-2, $0.0001 par value — authorized, 2,000,000 shares; issued and outstanding, 1,953,125	4,980	—
Common stock, $0.0001 par value — authorized, 30,000,000 and 27,000,000 shares; issued and outstanding 6,705,356 and 6,037,010 as of December 31, 2010 and 2009, respectively	1	1
Additional paid-in capital	618	320
Accumulated deficit	(23,382)	(22,045)

Total stockholders’ equity	5,635	1,670

Total liabilities and stockholders’ equity	$9,475	$6,013

See notes to consolidated financial statements.

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Consolidated Statements of Operations
For the Years Ended December 31, 2010 and 2009
(In thousands)

	Year Ended December 31,
	2010	2009
Revenue:	$16,773	$14,500
Costs and expenses:
Cost of revenues	8,282	7,543
Sales and marketing	3,098	2,422
Research and development	3,879	4,002
General and administrative	2,652	2,274

Total costs and expenses	17,911	16,241

Loss from operations	(1,138)	(1,741)
Interest income	2	8
Interest expense	(201)	(116)

Net loss	$(1,337)	$(1,849)

See notes to consolidated financial statements.

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Consolidated Statements of Stockholders’ Equity
For the Years Ended December 31, 2010 and 2009
(In thousands, except shares and per share amounts)

	Stockholders’ Equity
	Convertible				Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of January 1, 2009	16,048,550	$22,920	5,735,814	$1	$163	$(20,196)	$2,888
Reclassification of preferred stock warrants to liability upon adoption of new accounting principle	—	(23)	—	—	—	—	(23)
Issuance of Series B-1 convertible preferred stock at $2.56 per share — net of issuance costs of $3 in February 2009	195,313	497	—	—	—	—	497
Issuance of common stock upon exercise of employee stock options	—	—	301,196	—	39	—	39
Employee stock-based compensation	—	—	—	—	112	—	112
Nonemployee stock-based compensation	—	—	—	—	6	—	6
Net loss	—	—	—	—	—	(1,849)	(1,849)

Balance as of December 31, 2009	16,243,863	23,394	6,037,010	1	320	(22,045)	1,670

Issuance of Series B-2 convertible preferred stock at $2.56 per share — net of issuance costs of $20 in December 2010	1,953,125	4,980					4,980
Issuance of Series B-1 convertible preferred stock at $2.56 per share — in January and November 2010	9,462	24	—	—	—	—	24
Issuance of common stock upon exercise of employee stock options	—	—	668,346	—	127	—	127
Employee stock-based compensation					165		165
Nonemployee stock-based compensation	—	—	—	—	6	—	6
Net loss	—	—	—	—	—	(1,337)	(1,337)

Balance as of December 31, 2010	18,206,450	$28,398	6,705,356	$1	$618	$(23,382)	$5,635

See notes to consolidated financial statements.

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009
(In thousands)

	Year Ended December 31,
	2010	2009
Operating activities:
Net loss	$(1,337)	$(1,849)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	410	473
Provision for doubtful accounts and sales allowance	855	795
Stock-based compensation	171	118
Noncash interest expense and other	29	8
Changes in assets and liabilities
Accounts receivable	(965)	(1,183)
Prepaid expenses and other assets	108	(205)
Accounts payable	(126)	73
Accrued and other liabilities	246	37

Net cash used in operating activities	(609)	(1,733)
Investing activities:
Purchases of property, equipment and software	(1,078)	(318)
Change in restricted cash	500	(500)

Net cash used in investing activities	(578)	(818)

Financing activities:
Proceeds from the issuance of convertible preferred stock	5,000	500
Issuance costs in connection with convertible preferred stock	(20)	(3)
Proceeds from exercise of stock options	127	39
Proceeds from borrowing on long-term debt	—	2,000
Principal payments on long-term debt	(638)	—

Net cash provided by financing activities	4,469	2,536

Net decrease in cash and cash equivalents	3,282	(15)
Cash and cash equivalents — beginning of year	2,184	2,199

Cash and cash equivalents — end of year	$5,466	$2,184

Other cash flow information — cash paid during the year for interest	$167	$98

Supplemental disclosures of noncash investing and financing activities:
Amounts in accounts payable that relate to property, equipment, and software	$4	$19

Issuance of preferred stock in exchange for services	$24	$—

Issuance of preferred stock warrants in connection with debt	$44	$23

See notes to consolidated financial statements.

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Notes to the Consolidated Financial Statements
As of and for the Years Ended December 31, 2010 and 2009
1. Organization and Description of Business
Multifamily Technology Solutions, Inc., d/b/a MyNewPlace (the “Company”), a Delaware corporation, was formed on July 21, 2005. The Company is an internet listing service that assists apartment owners and management companies in marketing their properties with innovative and cost effective online marketing tools.
Certain Significant Risks and Uncertainties
The Company operates in a dynamic industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company’s financial position, results of operations, or cash flows: adverse economic conditions; industry acquisitions or consolidations affecting the Company’s ability to compete; ability to obtain additional financing when needed; advances and trends in new technologies and industry standards; changes in certain strategic relationships or customer relationships and market acceptance of the Company’s services; development of sales channels; loss of significant customers, litigation, or other claims against the Company; the hiring, training, and retention of key employees; new service introductions by competitors; ability to generate traffic to the Company’s web site; and changing legislation in the real estate industry.
Basis of Presentation and Going Concern
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP), which contemplates continuation of the Company as a going concern. The Company has incurred net losses of $1,337,000 and $1,849,000 and has used cash in operating activities of $609,000 and $1,733,000 for the years ended December 31, 2010 and 2009, respectively. At December 31, 2010, the Company’s accumulated deficit since inception was $23,382,000. As of August 16, 2011, the Company is in violation of certain financial covenants under its Line of Credit Agreement and other borrowing arrangements (see Note 7). The Company is exposed to risks associated with actions which may be taken by the lenders, including demanding payment of all outstanding debt. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate revenue and obtain additional financing or refinancing as may be required, to generate sufficient cash flows to meet its obligations on a timely basis, and ultimately to attain successful operations. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. Management believes that if current resources are not sufficient, the Company will have access to additional funding sources. However, there is no assurance that management’s actions or plans will be sufficient to address these uncertainties.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the parent company and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with major financial institutions.

Credit risk with respect to receivables is dispersed due to the large number of customers. The Company does not require its customers to provide collateral or other security to support accounts receivable. Management performs ongoing credit evaluations of its customers’ financial position, and the Company maintains an allowance for doubtful accounts receivable balances. The allowance is based upon historical loss patterns, the aging of the accounts receivable, and an evaluation of the potential risk of loss associated with delinquent accounts. When new information becomes available, an adjustment, which is considered a change in estimate, is made.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity, or a remaining maturity at the date of purchase of three months or less, to be cash equivalents. As of December 31, 2010 and 2009, cash and cash equivalents consisted of cash and money market funds.
Property, Equipment, and Software
Property, equipment, and software are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.
Software Development Costs
The Company capitalizes direct costs incurred in the development phase of website development costs and internal use software. Such software is primarily related to the Company’s website, including support systems. The Company capitalizes its costs to develop software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of the related asset, which approximates three years. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. Costs incurred for enhancements that are expected to result in additional material functionality are capitalized and expensed over the estimated useful lives of the enhancements, which range from two to four years.
The Company capitalized $869,000 and $30,000 in website and internal use software costs during the years ended December 31, 2010 and 2009, respectively. Amortization expense totaled $123,000 and $136,000 during the years ended December 31, 2010 and 2009, respectively.
Revenue Recognition
The Company recognizes revenue when all of the following conditions are met: there is persuasive evidence of an arrangement, the service has been provided to the customer, collection of the fees is reasonably assured, and the amount of fees to be paid by the customer is fixed or determinable. The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. Payments received in advance of services being rendered are recorded as deferred revenue and are amortized over the requisite service period. The Company has established a sales allowance reserve based on historical experience.
The Company derives its revenue from the following sources:
Lead Program
The Company earns revenue for phone or email leads submitted to properties by consumers using the website www.mynewplace.com. These charges are billed for each phone or email lead to customers monthly and revenue is recognized when billed.
Flat Fee
The Company earns revenue for phone or email leads submitted to properties by consumers using the website www.mynewplace.com. These charges are billed as a flat rate subscription fee to customers on a month-to-month basis and revenue is recognized when billed.
Featured Property Placement
Customers may purchase a featured property listing that returns their property listing with priority placement on the search results page. These are sold by geographic market and revenue is recognized over the period in which the service is provided.

Third-Party Advertising
The Company earns revenue from third-party advertising (fees earned when users click on a text link to visit the web sites of the Company’s merchant partners). Revenue from third-party advertising is recognized in the period in which the activity occurs.
Lease Match Program
The Company earns revenue for leads from www.mynewplace.com that are converted into signed leases. Customers are billed and revenue is recognized in the period that the renter moves in to the property.
Community Photos/Video Tours
The Company earns revenue from contracting with a professional third-party photographer to take community photos or videos for the client to use in marketing the property on the Company’s website. This type of revenue is recognized upon completion of the job and delivery of the photos or videos to the customer.
Advertising Costs
Advertising costs are expensed when incurred and are included in sales and marketing expense in the accompanying consolidated statements of operations. The Company incurred $21,000 and $26,000 of advertising costs during the years ended December 31, 2010 and 2009, respectively.
Stock-Based Compensation
Stock-based compensation is measured at the grant date based on the fair value of the employee award. The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.
Income Taxes
The Company records income taxes using the asset and liability method, which requires the recognition of deferred taxes and liabilities for the expected tax consequences of temporary differences between the tax bases of assets and liabilities for financial reporting purposes and amounts recognized for income tax purposes. In estimating future tax consequences, generally all expected future events after the enactments or changes in the tax law or rate are considered. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.
The Company follows accounting for uncertainty in income taxes which requires that the tax effects of a position be recognized only of its “ more likely than not” to the sustained solely on its technical merits as of the reporting date. The Company considers many factors when evaluating and estimating its tax provision and tax benefits, which many require periodic adjustments and which may not accurately anticipate actual outcomes.
Comprehensive Loss
There are no differences between comprehensive loss, as defined by GAAP, and net loss as reported in the Company’s consolidated statements of operations for all years presented.
Subsequent Events
The Company evaluated subsequent events through August 16, 2011, the date the consolidated financial statements were available for issuance.

3. Fair Value Measurements
The Company accounts for its financial assets at fair value. In determining and disclosing fair value, the Company uses a fair value hierarchy established by GAAP. The guidance defines fair value as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company utilizes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level I — Observable inputs, such as quoted prices in active markets for identical, unrestricted assets, or liabilities
Level II — Quoted prices for similar assets or liabilities or inputs other than quoted prices in active markets that are observable either directly or indirectly
Level III — Unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions about the assumptions market participants would use in pricing the asset or liability. Valuation techniques include the use of option-pricing models, discounted cash flow models, and similar techniques.
The hierarchy requires the Company to maximize the use of observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. On a recurring basis, the Company measures certain of its financial assets at fair value. The Company’s cash equivalents as of December 31, 2010 and 2009, of $4,766,000 and $1,944,000, respectively, are comprised of money market funds, all of which are classified within Level I of the fair value hierarchy. Other than the convertible preferred warrants and stock issued for services as described in Note 8, the Company had no other assets or liabilities measured using Level II or Level III as of December 31, 2010 and 2009.
4. Property, Equipment and Software
Property, equipment, and software as of December 31, 2010 and 2009, consist of the following (in thousands):

	December 31,
	2010	2009
	(in thousands)
Computer equipment and software	$1,556	$1,497
Capitalized website and internal use software development costs	869	960
Furniture and fixtures	95	65
Total property, equipment, and software	2,520	2,522
Less: Accumulated depreciation and amortization	(1,343)	(2,023)

Property, equipment and software, net	$1,177	$499

Depreciation and amortization was $410,000 and $473,000 for the years ended December 31, 2010 and 2009, respectively.
5. Commitments and Contingencies
Office Facility Lease
The Company leases its office facility under an operating lease agreement, which expires in October 2011. The Company recognizes rent expense on a straight-line basis over the term of the lease agreement. The difference between rent expense recorded and amounts paid under the lease agreement is recorded as deferred rent in the consolidated balance sheets.
Rent expense, principally for leased office space under operating lease commitment, was $288,000 and $274,000 for the years ended December 31, 2010 and 2009, respectively.
The Company has an option to extend the lease at 343 Sansome Street for a period of one year. In February 2011, the Company entered into a lease for approximately 5,000 square feet of office space in Reno, Nevada for operations supporting our marketing services.

Aggregate Future Lease Commitments
The Company’s minimum payments under noncancelable operating leases for equipment and office space having initial terms in excess of one year are as follows as of December 31, 2010 (in thousands):

Operating
(in thousands)
2011	$210
2012	10
2013	8
2014	2

Total minimum lease payments	$230

Litigation
The Company is subject to legal proceedings and claims arising in the ordinary course of business. In March 2010, the Company and other defendants were named in a complaint filed by Smarter Agent, LLC alleging patent infringement related to the release of mobile phone applications. The defendants have collectively retained counsel for representation in this matter. The defendants filed a response to each patent claim on August 31, 2010, claiming prior art and patent invalidity. The defendants have also petitioned for, and were granted a re-examination by the Patent and Trademark Office. The Company intends to defend the matter vigorously. Management has assessed the likelihood of an adverse outcome as reasonably possible with a range of loss estimated to be $100,000 to $200,000.
Although occasional adverse decisions or settlements may occur, management believes that the final disposition of current legal matters will not have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.
6. Related Party Transactions
The Company has various customers who are also shareholders. For the years ended December 31, 2010 and 2009, related-party revenues were $1,414,000 and $637,000, respectively. Related-party accounts receivable as of December 31, 2010 and 2009, were $113,000 and $69,000, respectively. Related-party revenue and accounts receivable consist of advertising contracts with investors.
7. Debt
Loan Agreements
In October 2008, the Company entered into a Line of Credit Agreement (“line of credit”) with a bank, which provides for a formula working capital line of credit to be advanced on a formula basis, based on net eligible accounts receivable of up to $2,000,000. The line of credit was renewed in October 2009 for an additional one year term and amended in January 2010 to increase the interest rate to prime plus 2% floating for the life of the facility. On December 1, 2008, the Company borrowed $1,220,000 under this line of credit. There have been no additional borrowings or repayments on this line of credit. The line of credit requires the Company to maintain certain financial ratios related primarily to earnings, excluding interest and taxes. Additionally, the line of credit contains certain nonfinancial covenants, including requirements for financial reporting.
In August 2010, the line of credit was renewed until January 31, 2011 and amended to reflect modifications to certain financial covenants set forth in the original agreement and as previously amended. In connection with this Third Amendment to the Loan and Security Agreement, the Company issued fully vested warrants to purchase 23,437 shares of Series B-1 convertible preferred stock upon execution of the Amendment. The initial fair value of the warrants (estimated using level 3 inputs) was recorded as a discount to debt and is being amortized as interest expense over the current term of the loan. As of December 31, 2010, the Company was in violation of certain financial covenants. The Company received a waiver for such covenant violations.
In February 2011, the line of credit was renewed until January 31, 2012 and amended to reflect modifications to certain financial covenants set forth in the original agreement and as previously amended. As of August 16, 2011, the Company was in violation of certain of the financial covenants, as amended. The lender, to date, has not taken action with respect to failure to meet those covenants.
In August 2008, the Company entered into a Loan and Security Agreement (the “Agreement”) with a bank to borrow up to $2,000,000 to be advanced in increments of $250,000 or greater. The interest rate is prime plus 1.25% fixed at the time of each advance with a floor rate of 5%. In August 2009, the Company borrowed $2,000,000 under this Agreement. Under the Agreement, the Company pays interest only on any outstanding principal until March 2010 with the debt fully amortizing from that date forward and repayable in equal installments over 30 months. The Agreement is secured by substantially all of the assets of the Company. The Agreement contains certain nonfinancial covenants, including requirements for financial reporting.
In connection with this Agreement, the Company issued fully vested warrants to purchase 17,142 shares of Series B convertible preferred stock upon signing the Agreement and also issued fully vested warrants to purchase 17,142 shares of Series B convertible preferred stock upon the first draw down of the loan (see Note 8). The estimated fair value of the warrants was recorded as a discount to debt and is being amortized as interest expense over the contractual term of the loan. A total of $14,000 and $9,000 was expensed as interest expense in 2010 and 2009, respectively, in connection with the issuance of these warrants.

As of December 31, 2010, future principal payments under the Agreement are as follows (in thousands):

Year ending December 31,
2011	$803
2012	559

Total	$1,362

As of August 16, 2011, the Agreement was in technical default based on noncompliance with certain covenants under the line of credit agreement. In the event of noncompliance, the lender is permitted to demand payment of all debt outstanding. As such, all outstanding borrowings have been classified as current on the consolidated balance sheet as of December 31, 2010.
8. Stockholders’ Equity
Convertible Preferred Stock
Convertible preferred stock (“Preferred Stock”) as of December 31, 2010, consists of the following:

	Shares		Liquidation	Net
	Authorized	Outstanding	Amount	Proceeds
Series A	8,000,000	8,000,000	$8,000,000	$7,914,000
Series B	7,500,000	6,857,145	12,000,000	11,952,000
Series B-1	1,500,000	1,396,180	3,574,000	3,528,000
Series B-2	2,000,000	1,953,125	5,000,000	4,980,000

Total	19,000,000	18,206,450	$28,574,000	$28,374,000

Between September 2008 and February 2009, the Company authorized 1,500,000 and issued 1,386,718 shares of Series B-1 Preferred Stock at $2.56 per share. The Company received proceeds of approximately $3,528,000 net of issuance costs of approximately $22,000. In 2010, and additional 9,462 shares of series B-1 preferred stock were issued in exchange for services.
On December 21, 2010 the Company authorized 2,000,000 and issued 1,953,125 shares of Series B-2 Preferred Stock at $2.56 per share. The Company received proceeds of approximately $4,980,000 net of issuance costs of approximately $20,000.
The rights, preferences, privileges, and restrictions of the Series A, B, B-1 and B-2 Preferred Stock are set forth in the Company’s amended and restated certificate of incorporation and include the following:
Primary investors in the Series A Preferred Stock maintain the right to elect two members to the Company’s board of directors. The holders of Series B, Series B-1 and Series B-2 Preferred Stock, voting together as a separate class on an as-if converted to common stock basis, are entitled to elect one member to the Company’s board of directors. Other rights, preferences, and privileges of the holders of Series A, B, B-1 and B-2 Preferred Stock are as follows:
Dividends — The holders of the Series A, B, B-1 and B-2 Preferred Stock are entitled to receive, when, as and if declared by the board of directors, cash dividends at the rate of $0.08, $0.14, $0.2048 and $0.2048 per share per annum, respectively (as adjusted for stock splits, combinations, reorganizations, and the like with respect to such shares). Such dividends are noncumulative. As of December 31, 2010 and 2009, no dividends were declared or unpaid on the Preferred Stock.
Liquidation Right — In the event of any liquidation, dissolution, or winding up of the Company; the acquisition of the Company; or a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company (“Liquidation”), the holders of the Series A, B, B-1 and B-2 Preferred Stock shall be entitled to receive $1.00, $1.75, $2.56 and $2.56 per share, respectively (as adjusted for stock splits, combinations, reorganizations, and the like), plus declared or accumulated but unpaid dividends on such shares. If upon the Liquidation, the assets to be distributed among the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock based upon the Liquidation Preference owing to them.

After the payment to the holders of the Preferred Stock of the full preferential amounts specified above, any remaining assets of the Company shall be distributed with equal priority and pro rata among the holders of the Company’s common stock, the Series A Preferred and the Series B-2 Preferred, treating in such circumstances the Series A Preferred and Series B-2 Preferred Stock as if it had been converted into common stock at the then applicable conversion rates of the Series A Preferred and Series B-2 Preferred, respectively, until (i) with respect to the Series A Preferred, such time as each share of Series A Preferred Stock has received an aggregate distribution of $2.00 (as adjusted for stock splits, combinations, reorganizations, and the like, and including both distributions) and (ii) with respect to the Series B-2 Preferred, until such time as each share of Series B-2 Preferred has received an aggregate distribution of $5.12 (as adjusted for stock splits, combinations, reorganizations, and the like, and including both distributions), at which point no further payments shall be made to the holders of Series A Preferred or Series B-2 Preferred by reason thereof and any remaining assets of the Company shall be distributed with equal priority and pro rata among the holders of the Company’s Common Stock; provided, however, that in the event the Company sells any shares of its capital stock at a price greater than $2.00 per share (as adjusted for stock splits, combinations, reorganizations, and the like) in a financing with aggregate cumulative gross proceeds to the Company of at least $4,000,000, the Series A Preferred Stock shall not be entitled to any remaining assets of the Company in excess of the full preferential amounts specified above, and such remaining assets of the Company shall be distributed pro rata among the holders of the Company’s common stock.
Voting
The holders of Series A, B, B-1 and B-2 Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which such shares of Preferred Stock could then be converted. Fractional votes are not permitted.
Conversion
Each share of Series A, B, B-1 and B-2 Preferred Stock is convertible into common stock at the option of the holder into that number of fully paid and nonassessable shares of common stock that is equal to $1.00, $1.75, $2.56 and $2.56, respectively (as adjusted for stock splits, combinations, reorganizations, and dilution events, as defined) divided by the applicable conversion price subject to adjustment. Shares of Series A, B, B-1 and B-2 Preferred Stock shall automatically be converted into shares of common stock at the then effective and applicable conversion price at the time in effect for such share immediately upon the consummation of a firmly underwritten public offering, provided, however, that (i) the per share price to the public is not less than $7.68 (as adjusted for stock splits, combinations, reorganizations, and dilution events, as defined) and (ii) the aggregate gross proceeds to the Company are not less than $30,000,000. Shares of Series A Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion price immediately upon the affirmative vote or date specified by written consent of the holders of a majority of the Series A Preferred Stock. Shares of Series B, B-1 and B-2 Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion price immediately upon the affirmative vote or date specified by written consent of the holders of a majority of the Series B, B-1 and B-2 Preferred Stock, voting together as a separate class on an as-if converted to common stock basis.
Redemption
Series A, B, B-1 and B-2 Preferred Stock is not redeemable.
Warrants
In connection with the Loan and Security Agreement discussed at Note 7, in August 2008, the Company issued a warrant to purchase 17,142 shares of Series B Preferred Stock with a warrant strike price equal to the Series B price, or $1.75 per share. The initial fair value ascribed to the warrants (using level 3 inputs and based on the Black-Scholes option-pricing model) was $23,000, which was recorded as debt issuance cost. The following assumptions were used in the Black-Scholes model: volatility at 70%, expected life of 10 years, and risk-free interest rate of 3.9%. The warrant is exercisable for 10 years from the date of issuance.
In August 2009, in connection with borrowing under the Agreement, the Company issued an additional warrant to purchase 17,142 shares of Series B Preferred Stock with a warrant strike price equal to the Series B price, or $1.75 per share. The initial fair value ascribed to the warrants (using level 3 inputs and based on the Black-Scholes option-pricing model) was $23,000, which was recorded as a discount to notes payable. The following assumptions were used in the Black-Scholes model: volatility at 69%, expected life of 10 years, and risk-free interest rate of 3.8%. The warrant is exercisable for 10 years from the date of issuance.
In connection with the Line of Credit Agreement discussed at Note 7, in August 2010, the Company issued a warrant to purchase 23,437 shares of Series B-1 Preferred Stock with warrant strike price equal to the Series B-1 price, or $2.56 per share. The initial fair value ascribed to the warrants (using level 3 inputs and based on the Black-Scholes option-pricing model) was $44,000, which was recorded as debt issuance cost. The following assumptions were used in the Black-Scholes model: volatility at 65%, expected life of 10 years, and risk-free interest rate of 2.6%. The warrant is exercisable for 10 years from the date of issuance.

The Company accounts for these freestanding warrants as derivative financial statement instruments. Changes to the fair value are recognized as either a gain or loss in the consolidated statements of operations. The warrant liability for each instrument was revalued as of December 31, 2010 (using level 3 inputs and based on the Black-Scholes model) and resulted in immaterial changes in the fair values recorded.
Common Stock
As of December 31, 2010, there were 30,000,000 shares of common stock authorized, and 6,705,356 shares issued and outstanding. No dividends other than those payable solely in common stock shall be paid on any common stock unless and until (i) the dividend is paid on each outstanding share of Preferred Stock, and (ii) a dividend is paid with respect to all outstanding shares of Preferred Stock in an amount equal to or greater than the aggregate amount of dividends, which would be payable on each share of Preferred Stock if, immediately prior to such dividend payment on common stock, it had been converted into common stock.
Common Stock Reserved for Future Issuance
As of December 31, 2010, the Company has reserved the following shares of common stock for future issuances in connection with:

Series A Preferred Stock	8,000,000
Series B Preferred Stock	6,857,145
Series B-1 Preferred Stock	1,396,180
Series B-2 Preferred Stock	1,953,125
Series B Preferred Stock warrants	34,284
Series B-1 Preferred Stock warrants	23,437
Stock option plan
Options outstanding	3,017,557
Options available for future grants	857,087

Total	22,138,815

9. Stock Option Plan
Under the 2005 Equity Incentive Plan (the “Plan”), 4,980,000 shares of common stock are reserved for the issuance of incentive stock options (ISOs) or nonstatutory stock options (NSOs) to eligible participants as of December 31, 2010. The ISOs and NSOs may be granted at a price per share not less than the fair market value at the date of grant. Options granted to date generally vest over a four-year period from the date of grant at a rate of 25% after one year and then monthly on a straight-line basis thereafter. Options granted generally are exercisable up to 10 years.
A summary of the Company’s stock option activity for the years ended December 31, 2010 and 2009, is as follows:

		Options Outstanding
			Weighted
			Average
	Shares		Exercise
	Available for	Number of	Price Per
	Grant	Options	Share
Balance at January 1, 2009	507,512	2,336,674	$0.26
Additional shares authorized	2,000,000
Options granted (weighted-average fair value of $0.31 per share)	(1,256,014)	1,256,014	0.62
Options exercised		(301,196)	0.13
Options cancelled	399,106	(399,106)	0.50

Balance at December 31, 2009	1,650,604	2,892,386	0.40
Options granted (weighted-average fair value of $0.26 per share)	(1,460,250)	1,460,250	0.48
Options exercised		(668,346)	0.19
Options cancelled	666,733	(666,733)	0.57

Balance, December 31, 2010	857,087	3,017,557	$0.44

The information about stock options outstanding as of December 31, 2010, is as follows:

		Outstanding Options			Options Vested and Exercisable
			Weighted-Average
			Remaining		Number of Shares	Weighted-Average	Weighted
		Number of Shares	Contractual Life	Weighted Average	Vested and	Remaining	Average Exercise
Exercise Price		Outstanding	(Years)	Exercise Price	Exercisable	Contractual Life	Price
	$0.10	412,500	5.2474	$0.10	407,468	5.2466	$0.10
	0.28	192,857	6.3975	0.28	143,460	6.3200	0.28
	0.31	248,500	7.2997	0.31	171,219	7.2737	0.31
	0.47	1,139,291	9.2386	0.47	94,772	9.0455	0.47
	0.517	376,014	3.8082	0.517	117,504	3.8082	0.517
	0.54	153,500	9.8264	0.54	2,507	9.7432	0.54
	0.71	494,895	8.3267	0.71	227,173	8.2776	0.71

Total		3,017,557	7.5554		1,164,103	6.4423

The total intrinsic value of stock options exercised during 2010 and 2009 was $209,000 and $157,000, respectively. As of December 31, 2010, the total number of options that are vested and expected to vest is 2,235,000.
Stock-Based Compensation Expense
The fair value of options granted to employees is estimated on the grant date using the Black-Scholes option valuation model. This valuation model for stock-based compensation expense requires the Company to make assumptions and judgments about the variables used in the calculation, including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the volatility of the Company’s common stock, a risk-free interest rate, expected dividends, and the estimated forfeitures of unvested stock options. To the extent actual results differ from the estimates, the difference will be recorded as a cumulative adjustment in the period estimates are revised. No compensation cost is recorded for options that do not vest. The Company uses the simplified calculation of expected life described in the SEC Staff Accounting Bulletin No. 107 and volatility is based on an average of the historical volatilities of the common stock of several entities with characteristics similar to those of the Company. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option. Expected forfeitures are based on the Company’s historical experience.
The Company uses the straight-line method for expense attribution. The weighted-average assumptions for the years ended December 31, 2010 and 2009, are as follows:

	2010	2009
Weighted-average volatility	53.6%	54.7%
Expected dividends	—	—
Risk-free rate	1.52%-2.93%	1.69%-3.18%
Expected terms (in years)	6.02	6.08
For the year ended December 31, 2010, the total compensation cost related to nonvested awards expected to vest not yet recognized was approximately $475,000. The weighted-average remaining recognition period for nonvested options as of December 31, 2010, was 2.13 years.

The effects of stock-based compensation related to stock-based awards to employees and nonemployees on the Company’s consolidated statements of operations as of December 31, 2010 and 2009, are as follows (in thousands):

	2010	2009
Stock-based compensation effects in loss before income taxes:
Cost of revenue	$35	$22
Research and development	75	30
Sales and marketing	27	49
General and administrative	34	17

Total stock-based compensation	$171	$118

10. Retirement Savings Plan
The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan covers substantially all full-time employees who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the 401(k) Plan may be made at the discretion of the Board of Directors of the Company. The Company did not match any employee contributions to the 401(k) Plan during the year ended December 31, 2010 and 2009.
11. Income Taxes
The Company did not provide any current or deferred federal or state income tax provision or benefit for any of the years presented because it has experienced operating losses since inception.
The significant components of the Company’s deferred tax assets and liabilities as of December 31, 2010 and 2009, are as follows (in thousands):

	2010	2009
	(in thousands)
Deferred tax assets:
Accruals and reserves	547	308
Net operating loss and credits	8,699	8,333
Depreciation	5	6
Amortization	18	18

Deferred tax assets	9,269	8,665
Less valuation allowance	(8,935)	(8,621)

Deferred tax assets	334	44

Deferred tax liabilities:
Depreciation	(43)	(32)
Capitalized software development	(291)	(12)

Deferred tax liabilities	(334)	(44)

Net deferred tax assets	$—	$—

The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences, and net operating loss and tax credit carryforwards cannot be sufficiently assured as of December 31, 2010.
Net operating loss carry forwards of approximately $22,200,000 for federal income tax purposes are available as of December 31, 2010, to be applied against future federal taxable income. The net operating loss carryforwards will expire at various dates beginning in 2025, if not utilized. Net operating loss carryforwards of approximately $22,200,000 for California are available as of December 31, 2010, which will begin to expire at various dates beginning in 2015, if not utilized. The Company also has federal research and development tax credits as of December 31, 2010, of approximately $19,000 and California research and developments tax credit carryforwards as of December 31, 2010, of approximately $14,000. The federal research credits will begin to expire in 2026, and the California research credits have no expiration date.

Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization. The amount of such limitations, if any, has not been determined.
In January 2009, the Company adopted new accounting guidance related to uncertain tax positions. The adoption of this guidance had no impact on the Company’s retained earnings as of January 1, 2009. There were no significant changes in the Company’s unrecognized tax benefits during the year ended December 31, 2010.
At December 31, 2010, the Company did not accrue any interest or penalties related to uncertain tax positions. The Company records interest and penalties related to unrecognized tax positions as a component of income tax expense.
The Company is currently unaware of any uncertain tax positions that could result in significant additional payments, accruals, or other material deviation in this estimate over the next 12 months.
12. Subsequent Events
On July 6, 2011, the Company signed a Letter of Intent to be acquired and is currently undergoing the due diligence process.
**************************************************************************************************

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Condensed Consolidated Balance Sheets
As of June 30, 2011 and December 31, 2010
(In thousands, except shares and par value information)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,596	$5,466
Accounts receivable — net of allowances of $1,685 and $1,460 as of June 30, 2011 (unaudited) and December 31, 2010, respectively	2,866	2,531
Prepaid expenses and other assets	434	301

Total current assets	5,896	8,298
Property, equipment, and software, net	1,558	1,177

Total assets	$7,454	$9,475

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$610	$450
Accrued expenses and other liabilities	1,051	778
Convertible preferred stock warrant liability	59	59
Line of credit	1,220	1,212
Debt	951	1,341

Total current liabilities	3,891	3,840
Total liabilities	3,891	3,840
Commitments and contingencies (Note 4)
Stockholders’ equity:
Convertible preferred stock, Series A, $0.0001 par value — authorized, 8,000,000 shares; issued and outstanding 8,000,000 as of June 30, 2011 (unaudited) and December 31, 2010, respectively	7,914	7,914
Convertible preferred stock, Series B, $0.0001 par value — authorized, 7,500,000 shares; issued and outstanding, 6,857,145 as of June 30, 2011 (unaudited) and December 31, 2010, respectively	11,952	11,952
Convertible preferred stock, Series B-1, $0.0001 par value — authorized, 1,500,000 shares; issued and outstanding, 1,396,180 as of June 30, 2011 (unaudited) and December 31, 2010, respectively	3,552	3,552
Convertible preferred stock, Series B-2, $0.0001 par value — authorized, 2,000,000 shares; issued and outstanding, 1,953,125 as of June 30, 2011 (unaudited) and December 31, 2010, respectively	4,980	4,980
Common stock, $0.0001 par value — authorized, 30,000,000 shares; issued and outstanding 6,762,750 and 6,705,356 as of June 30, 2011 (unaudited) and December 31, 2010, respectively	1	1
Additional paid-in capital	729	618
Accumulated deficit	(25,565)	(23,382)

Total stockholders’ equity	3,563	5,635

Total liabilities and stockholders’ equity	$7,454	$9,475

See notes to the condensed consolidated financial statements.

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2011 and 2010
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue:	$4,359	$4,317	$8,503	$8,472
Costs and expenses:
Cost of revenues	2,891	2,028	5,576	4,013
Sales and marketing	558	978	1,149	1,701
Research and development	1,227	847	2,474	1,663
General and administrative	711	657	1,418	1,262

Total costs and expenses	5,387	4,510	10,617	8,639

Loss from operations	(1,028)	(193)	(2,114)	(167)
Interest income	4	—	6	1
Interest expense	(40)	(42)	(75)	(85)

Net loss	$(1,064)	$(235)	$(2,183)	$(251)

See notes to the condensed consolidated financial statements.

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Condensed Consolidated Statement of Stockholders’ Equity
For the Six Months Ended June 30, 2011
(In thousands, except shares and per share amounts)
(Unaudited)

	Stockholders’ Equity
	Convertible				Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 20010	18,206,450	$28,398	6,705,356	$1	$618	$(23,382)	$5,635
Issuance of common stock upon exercise of employee stock options	—	—	57,394	—	12	—	12
Employee stock-based compensation					96		96
Nonemployee stock-based compensation	—	—	—	—	3	—	3
Net loss	—	—	—	—	—	(2,183)	(2,183)

Balance as of June 30, 2011	18,206,450	$28,398	6,762,750	$1	$729	$(25,565)	$3,563

See notes to the condensed consolidated financial statements.

Multifamily Technology Solutions, Inc.
(d/b/a MyNewPlace)
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2011 and 2010
(in thousands)
(Unaudited)

	Six Months Ended,
	2011	2010
Operating activities:
Net loss	$(2,183)	$(251)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	292	168
Provision for doubtful accounts and sales allowance	444	416
Stock-based compensation	99	62
Noncash interest expense and other	15	7
Changes in assets and liabilities
Accounts receivable	(778)	(722)
Prepaid expenses and other assets	(132)	25
Accounts payable	160	(128)
Accrued and other liabilities	270	544

Net cash used in operating activities	(1,813)	121
Investing activities:
Purchases of property, equipment and software	(673)	(679)
Change in restricted cash	—	500

Net cash used in investing activities	(673)	(179)

Financing activities:
Proceeds from exercise of stock options	12	31
Principal payments on debt	(396)	(252)

Net cash provided by financing activities	(384)	(221)

Net decrease in cash and cash equivalents	(2,870)	(279)
Cash and cash equivalents — beginning of year	5,466	2,184

Cash and cash equivalents — end of year	$2,596	$1,905

Other cash flow information — cash paid during the year for interest	$69	$87

Supplemental disclosures of noncash investing and financing activities:
Amounts in accounts payable that relate to property, equipment, and software	$7	$13

See notes to the condensed consolidated financial statements.

Notes to the Condensed Consolidated Financial Statements
As of and for the Six Months Ended June 30, 2011
(Unaudited)
1. Organization and Description of Business
Multifamily Technology Solutions, Inc., d/b/a MyNewPlace (the “Company”), a Delaware corporation, was formed on July 21, 2005. The Company is an internet listing service that assists apartment owners and management companies in marketing their properties with innovative and cost effective online marketing tools.
Basis of Presentation
The accompanying interim condensed balance sheet as of June 30, 2011, the condensed statements of operations for the three and six months ended June 30, 2011 and 2010, condensed statements of cash flows for the six months ended June 30, 2011 and 2010 and the condensed statement of stockholders’ equity for the six months ended June 30, 2011 are unaudited. These unaudited interim financial statements have been prepared in accordance with GAAP. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary. The results of operations for the aforementioned interim periods are not necessarily indicative of the results to be expected for the year ending December 31, 2011 or for any other period.
It is suggested that these financial statements be read in conjunction with the December 31, 2010 and 2009 audited financial statements and the notes thereto included herein.
The Company has incurred net losses of $1,064,000, $2,183,000, $235,000 and $251,000 for the three and six months ended June 30, 2011 and 2010, respectively and has used cash in operating activities of $1,813,000 for the six months ended June 30, 2011. At June 30, 2011, the Company’s accumulated deficit since inception was $25,565,000. As of June 30, 2011, the Company is in violation of certain financial covenants under its Line of Credit Agreement and other borrowing arrangements (see Note 6). The Company is exposed to risks associated with actions which may be taken by the lenders, including demanding payment of all outstanding debt. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate revenue and obtain additional financing or refinancing as may be required, to generate sufficient cash flows to meet its obligations on a timely basis, and ultimately to attain successful operations. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. Management believes that if current resources are not sufficient, the Company will have access to additional funding sources. However, there is no assurance that management’s actions or plans will be sufficient to address these uncertainties.
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from management’s estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with major financial institutions.
Credit risk with respect to receivables is dispersed due to the large number of customers. The Company does not require its customers to provide collateral or other security to support accounts receivable. Management performs ongoing credit evaluations of its customers’ financial position, and the Company maintains an allowance for doubtful accounts receivable balances. The allowance is based upon historical loss patterns, the aging of the accounts receivable, and an evaluation of the potential risk of loss associated with delinquent accounts. When new information becomes available, an adjustment, which is considered a change in estimate, is made.

Revenue Recognition
The Company recognizes revenue when all of the following conditions are met: there is persuasive evidence of an arrangement, the service has been provided to the customer, collection of the fees is reasonably assured, and the amount of fees to be paid by the customer is fixed or determinable. The Company assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. Payments received in advance of services being rendered are recorded as deferred revenue and are amortized over the requisite service period. The Company has established a sales allowance reserve based on historical experience.
The Company derives its revenue from the following sources:
Lead Program
The Company earns revenue for phone or email leads submitted to properties by consumers using the website www.mynewplace.com. These charges are billed for each phone or email lead to customers monthly and revenue is recognized when billed.
Flat Fee
The Company earns revenue for phone or email leads submitted to properties by consumers using the website www.mynewplace.com. These charges are billed as a flat rate subscription fee to customers on a month-to-month basis and revenue is recognized when billed.
Featured Property Placement
Customers may purchase a featured property listing that returns their property listing with priority placement on the search results page. These are sold by geographic market and revenue is recognized over the period in which the service is provided.
Third-Party Advertising
The Company earns revenue from third-party advertising (fees earned when users click on a text link to visit the web sites of the Company’s merchant partners). Revenue from third-party advertising is recognized in the period in which the activity occurs.
Lease Match Program
The Company earns revenue for leads from www.mynewplace.com that are converted into signed leases. Customers are billed and revenue is recognized in the period that the renter moves in to the property.
Community Photos/Video Tours
The Company earns revenue from contracting with a professional third-party photographer to take community photos or videos for the client to use in marketing the property on the Company’s website. This type of revenue is recognized upon completion of the job and delivery of the photos or videos to the customer.
Advertising Costs
Advertising costs are expensed when incurred and are included in sales and marketing expense in the accompanying consolidated statements of operations. The Company incurred $5,000, $13,000, $6,000 and $12,000 of advertising costs for the three and six months ended June 30, 2011 and 2010, respectively.
For further discussion related to significant accounting policies, refer to the December 31, 2010 and 2009 audited financial statements and the notes thereto included herein.

3. Property, Equipment and Software
Property, equipment and software consist of the following:

	June 30,	December 31,
	2011	2010
	(in thousands)
Computer equipment and software	$1,680	$1,556
Capitalized website and internal use software development costs	1,403	869
Furniture and fixtures	108	95
Total property, equipment, and software	3,191	2,520
Less: Accumulated depreciation and amortization	(1,633)	(1,343)

Property, equipment and software, net	$1,558	$1,177

Depreciation and amortization expense for property, equipment and software was $156,000, $292,000, $81,000 and $152,000 for the three and six months ended June 30, 2011 and 2010, respectively.
4. Commitments and Contingencies
Litigation
The Company is subject to legal proceedings and claims arising in the ordinary course of business. In March 2010, the Company and other defendants were named in a complaint filed by Smarter Agent, LLC alleging patent infringement related to the release of mobile phone applications. The defendants have collectively retained counsel for representation in this matter. The defendants filed a response to each patent claim on August 31, 2010, claiming prior art and patent invalidity. The defendants have also petitioned for, and were granted a re-examination by the Patent and Trademark Office. The Company intends to defend the matter vigorously.
Although occasional adverse decisions or settlements may occur, management believes that the final disposition of current legal matters will not have a material adverse effect on the Company’s business, financial position, results of operations, or cash flows.
5. Related-Party Transactions
The Company has various customers who are also shareholders. For the three and six months ended June 30, 2011 and 2010, related-party revenues were $365,000, $718,000, $356,000 and $693,000, respectively. Related-party accounts receivable as of June 30, 2011 and December 31, 2010, were $167,000 and $113,000, respectively. Related-party revenue and accounts receivable consist of advertising contracts with investors.
6. Debt
In October 2008, the Company entered into a Line of Credit Agreement (“line of credit”) with a bank, which provides for a formula working capital line of credit to be advanced on a formula basis, based on net eligible accounts receivable of up to $2,000,000. The line of credit was renewed in October 2009 for an additional one year term and amended in January 2010 to increase the interest rate to prime plus 2% floating for the life of the facility. On December 1, 2008, the Company borrowed $1,220,000 under this line of credit. There have been no additional borrowings or repayments on this line of credit. The line of credit requires the Company to maintain certain financial ratios related primarily to earnings, excluding interest and taxes. Additionally, the line of credit contains certain nonfinancial covenants, including requirements for financial reporting.
In August 2010, the line of credit was renewed until January 31, 2011 and amended to reflect modifications to certain financial covenants set forth in the original agreement and as previously amended. In connection with this Third Amendment to the Loan and Security Agreement, the Company issued fully vested warrants to purchase 23,437 shares of Series B-1 convertible preferred stock upon execution of the Amendment. The initial fair value of the warrants (estimated using level 3 inputs) was recorded as a discount to debt and is being amortized as interest expense over the current term of the loan.
In February 2011, the line of credit was renewed until January 31, 2012 and amended to reflect modifications to certain financial covenants set forth in the original agreement and as previously amended. As of August 16, 2011, the Company was in violation of certain of the financial covenants, as amended. The lender, to date, has not taken action with respect to failure to meet those covenants.
In August 2008, the Company entered into a Loan and Security Agreement (the “Agreement”) with a bank to borrow up to $2,000,000 to be advanced in increments of $250,000 or greater. The interest rate is prime plus 1.25% fixed at the time of each advance with a floor rate of 5%. In August 2009, the Company borrowed $2,000,000 under this Agreement. Under the Agreement, the Company pays interest only on any outstanding principal until March 2010 with the debt fully amortizing from that date forward and repayable in equal installments over 30 months. The Agreement is secured by substantially all of the assets of the Company. The Agreement contains certain nonfinancial covenants, including requirements for financial reporting.

In connection with this Agreement, the Company issued fully vested warrants to purchase 17,142 shares of Series B convertible preferred stock upon signing the Agreement and also issued fully vested warrants to purchase 17,142 shares of Series B convertible preferred stock upon the first draw down of the loan. The estimated fair value of the warrants was recorded as a discount to debt and is being amortized as interest expense over the contractual term of the loan. A total of $11,000, $15,000, $3,000 and $7,000 was expensed as interest expense in the three and six months ended June 30, 2011 and 2010, respectively, in connection with the issuance of these warrants.
As of June 30, 2011, the Agreement was in technical default based on noncompliance with certain covenants under the line of credit agreement. In the event of noncompliance, the lender is permitted to demand payment of all debt outstanding. As such, all outstanding borrowings have been classified as current on the consolidated balance sheet as of June 30, 2011. All outstanding balances were paid in conjunction with the acquisition by RealPage, Inc. in August 2011.
7. Stock Option Plan
During the six months ended June 30, 2011, the Company granted 936,125 incentive stock options under the 2005 Equity Incentive Plan with an exercise price of $0.54. The incentive stock options were granted at a price per share not less than the fair market value at the date of grant. Options granted generally vest over a four-year period from the date of grant at a rate of 25% after one year and then monthly on a straight-line basis thereafter. Options granted generally are exercisable up to ten years.
In August 2011, 40,000 incentive stock options were granted under the 2005 Equity Incentive Plan with an exercise price of $2.56 which was not less than the fair market value on the date of grant. These options vest over a four-year period from the date of grant at a rate of 25% after one year and then monthly on a straight-line basis thereafter and are exercisable up to ten years.
9. Subsequent Event
On August 24, 2011, the Company was acquired by RealPage, Inc. for a purchase price of $73.1 million, net of cash acquired, comprised of approximately $62.1 million in cash, 294,770 shares of RealPage common stock and the assumption of MTS stock options exercisable for 349,693 shares of RealPage common stock.